Exhibit 10.2

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (this “Security Agreement”) is made as of this 22ND day of May, 2007, by INTRICON CORPORATION, a Pennsylvania corporation (the “Grantor”), in favor of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), with an office at 3500 IDS Center, 80 South 8th Street, Minneapolis, MN 55402.

RECITALS:

A.           The Grantor owns the trademarks and trademark applications listed on Schedule A annexed hereto.

B.            The Grantor, certain of its affiliates and the Bank are parties to a certain Loan and Security Agreement dated on or about the date hereof (as amended, amended and restated or otherwise modified from time to time, the “Loan Agreement”) and other related loan documents of even date herewith (collectively, with the Loan Agreement, and as each may be amended or otherwise modified from time to time, the “Loan Documents”), which Loan Documents provide for, among other things, (i) Bank from time to time to extend credit to or for the account of the Grantor, and (ii) the grant by Grantor to the Bank of a security interest in certain of Grantor’s assets, including, without limitation, its trademarks and trademark applications.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

1.            Incorporation of Loan Documents. The Loan Documents and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

2.            Grant and Reaffirmation of Grant of Security Interests. To secure the complete and timely payment and satisfaction of the Obligations, Grantor hereby grants to the Bank, and hereby reaffirms its prior grant pursuant to the Loan Documents of, a continuing security interest in Grantor’s entire right, title and interest in and to (a) all domain names, together with all contracts, agreements, licenses and registrations relating thereto, and (b) all of its now owned or existing and hereafter acquired or arising trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications (other than “intent to use” applications until a verified statement of use is filed with respect to such applications) in connection therewith, including, without limitation, the trademarks and applications listed on Schedule A attached hereto and made a part hereof and the trademarks, and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the “Trademarks”); all rights corresponding to any of the foregoing throughout the world and the goodwill of the Grantor’s business connected with the use of and symbolized by the Trademarks.

3.            Warranties and Representations. To induce the Bank to enter into the Loan Agreement and to extend the loans and other financial accommodations provided for therein, Grantor warrants and represents that:

(a)           no registered Trademark has been adjudged invalid or unenforceable by a court of competent jurisdiction nor has any such Trademark been cancelled, in whole or in part and each such Trademark is presently subsisting;

(b)           Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each Trademark, free and clear of any liens, charges and encumbrances, including without limitation, shop rights and covenants by Grantor not to sue third persons except for Permitted Liens;

(c)           Grantor has no notice of any suits or actions commenced or threatened with reference to any Trademark except as disclosed in the Loan Agreement and related schedules thereto; and

(d)           Grantor has the unqualified right to execute and deliver this Security Agreement and perform its terms.

4.            Restrictions on Future Agreements. Grantor agrees that until the Obligations shall have been satisfied in full and the Loan Documents shall have been terminated, Grantor shall not, without the prior written consent of the Bank, sell or assign its interest in any Trademark or enter into any other agreement with respect to any Trademark which would affect the validity or enforcement of the rights transferred to the Bank under this Security Agreement.

5.            New Trademarks. Grantor represents and warrants that, based on a diligent investigation by Grantor, the Trademarks listed on Schedule A constitute all of the federally registered Trademarks, and federal applications for registration of Trademarks (other than “intent to use” applications until a verified statement of use is filed with respect to such applications) now owned by Grantor. If, before the Obligations shall have been satisfied in full or before the Loan Documents have been terminated, Grantor shall (a) become aware of any existing registered Trademarks of which Grantor has not previously informed the Bank, or (b) become entitled to the benefit of any registered Trademarks, which benefit is not in existence on the date hereof, the provisions of this Security Agreement above shall automatically apply thereto and Grantor shall give to the Bank prompt written notice thereof. Grantor hereby authorizes the Bank to modify this Security Agreement by amending Schedule A to include any such Trademarks.

6.            Terms. The term of this Security Agreement shall extend until the payment in full of all Obligations and the termination of the Loan Documents. Grantor agrees that following the occurrence and during the continuance of an Event of Default under the Loan Agreement, the use by the Bank of all Trademarks shall be without any liability for royalties or other related charges from the Bank to Grantor.

7.            Release of Security Agreement. This Security Agreement is made for collateral purposes only and effects no present transfer of title as to any Trademarks. Upon payment in full of all Obligations and termination of the Loan Documents, Bank shall take execute and deliver such documents and take such actions as may be reasonably necessary or proper to terminate the security interests created hereby and pursuant to the Loan Documents.

8.            Expenses. All reasonable expenses incurred in connection with the performance of any of the agreements set forth herein shall be borne by Grantor. All reasonable fees, costs and expenses, of whatever kind or nature, including reasonable attorneys’ fees and legal expenses, incurred by the Bank in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, reasonable counsel fees, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Trademarks or in defending or prosecuting any actions or proceedings arising out of or related to the Trademarks shall be borne by and paid by Grantor and until paid shall constitute Obligations.

9.            Duties of Grantor. Grantor shall have the duty (a) to file and prosecute diligently any trademark applications pending as of the date hereof or hereafter until the Obligations shall have been paid in full and the Loan Documents have been terminated, (b) to preserve and maintain all rights in the Trademarks, as commercially reasonable and (c) to ensure that the Trademarks are and remain enforceable, as commercially reasonable. Any expenses incurred in connection with the Obligations under this Section 10 shall be borne by Grantor.

10.          Bank’s Right to Sue. After the occurrence of an Event of Default that is continuing, Bank shall have the right, but shall in no way be obligated, to bring suit in its own name, or in the name of Grantor, to enforce the Trademarks and, if Bank shall commence any such suit, Grantor shall, at the request of Bank, do any and all lawful acts and execute any and all proper documents required by Bank in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Bank for all costs and expenses incurred by Bank in the exercise of its rights under this Section 11.

11.          Waivers. No course of dealing between Grantor and Bank, nor any failure to exercise, nor any delay in exercising, on the part of Bank, any right, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.          Severability. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

13.          Modification. This Security Agreement cannot be altered, amended or modified in any way, except as specifically provided in Section 5 hereof or by a writing signed by the parties hereto.

14.          Cumulative Remedies; Power of Attorney; Effect on Loan Documents. All of Bank’s rights and remedies with respect to the Trademarks, whether established hereby or by the Loan Documents, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Grantor hereby authorizes Bank after the occurrence of an Event of Default that is continuing, to make, constitute and appoint any officer or agent of Bank as Bank may select, in its sole discretion, as Grantor’s true and lawful attorney-in-fact, with power to (a) endorse Grantor’s name on all applications, documents, papers and instruments necessary or desirable for Bank in the use of the Trademarks or (b) grant or issue any exclusive or non-exclusive license under the Trademarks to anyone, or (c) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks to anyone. Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done in accordance with the terms hereof, except for the gross negligence or willful misconduct of such attorney. This power of attorney shall be irrevocable until the Obligations shall have been paid in full and the Loan Documents have been terminated. Grantor acknowledges and agrees that this Security Agreement is not intended to limit or restrict in any way the rights and remedies of Bank under the Loan Documents but rather is intended to facilitate the exercise of such rights and remedies. Bank shall have, in addition to all other rights and remedies given it by the terms of this Security Agreement and the Loan Documents, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in Illinois.

15.          Binding Effect; Benefits. This Security Agreement shall be binding upon be binding upon and shall inure to the benefit of Grantor and Bank, and their respective successors, nominees and assigns.

16.          Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and applicable federal law.

17.          Headings. Paragraph headings used herein are for convenience only and shall not modify the provisions which they precede.

18.          Further Assurances. Grantor agrees to execute and deliver such further agreements, instruments and documents, and to perform such further acts, as Bank shall reasonably request from time to time in order to carry out the purpose of this Security Agreement and agreements set forth herein. Bank may record this Security Agreement, an abstract thereof, or any other document describing Bank’s interest in the Trademarks with the U.S. Patent and Trademark Office, at the expense of Grantor. In addition, Grantor authorizes Bank to file financing statements describing the Trademarks in any UCC filing office deemed appropriate by Bank. If the Grantor shall at any time hold or acquire a commercial tort claim arising with respect to any one or more of the Trademarks, Grantor shall immediately notify Bank in a writing signed by the Grantor of the brief details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Bank.

19.          Survival of Representations. All representations and warranties of Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement and shall be remade on the date of each borrowing under the Loan Documents.

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signature page follows]

IN WITNESS WHEREOF, Grantor has duly executed this Security Agreement as of the date first written above.

INTRICON CORPORATION a Pennsylvania corporation

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Agreed to and accepted

as of the date first written above:

LASALLE BANK NATIONAL ASSOCIATION,

a national banking association,

By:	/s/ Peter L. Eaton
Name:	Peter L. Eaton
Title:	Senior Vice President

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT (IntriCon)

SCHEDULE A

Trademark Registrations and Applications

Registrations:

Trademark Registration or Serial Number	Registration or Filing Date of Trademark	Description of Trademark Item

77/114,653	February 23, 2007	SPIN

Applications: None.

A-1